Exhibit 3.2

BYLAWS

OF

SEASPAN CORPORATION

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960.

Section 1.2 Other Offices. The Corporation may also have an office or offices at such other place or places as the Corporation’s Board of Directors (the “Board of Directors” or the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDER MEETINGS

Section 2.1 Place of Meetings. Meetings of the shareholders of the Corporation for any purpose shall be held at such time and place, either within or without the Republic of the Marshall Islands, as shall be designated from time to time by the Board of Directors.

Section 2.2 Annual Meeting. The annual meeting of shareholders of the Corporation shall be held on such day and at such time and place within or without the Republic of the Marshall Islands as the Board of Directors may determine for the purpose of electing directors and/or transacting any other proper business. The Chairman or, in the Chairman’s absence, another person designated by the Board, shall act as Chairman of all annual meetings of shareholders.

Section 2.3 Nature of Business at Annual Meeting of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in Section 2.6 of this Article II and has remained a shareholder of record through the record date for the determination of shareholders entitled to vote at such annual meeting, and (ii) who complies with the notice procedures set forth in Section 2.5 of this Article II.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form as set forth in Section 2.6 of this Article II to the Secretary of the Corporation (the “Secretary”).

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Article II, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Article II shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 2.4 Special Meetings. Unless otherwise required by law or the Corporation’s Articles of Incorporation (the “Articles of Incorporation”), special meetings of the shareholders, for any purpose or purposes may be called only by the Chairman, or by a resolution of the Board of Directors. The business transacted at the special meeting is limited to the purposes stated in the notice. The Chairman, or in the Chairman’s absence, another person designated by the Board, shall act as the Chairman of all special meetings of the shareholders. If the Chairman of the special meeting determines that business was not properly brought before the special meeting in accordance with this Article II, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 2.5 Shareholder Notice. To be timely, a shareholder’s notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the first anniversary date of the date on which the Corporation first mailed its proxy materials for the previous year’s annual meeting of shareholders.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of the Corporation that are beneficially owned or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. In addition, notwithstanding anything in this Article II to the contrary, a shareholder intending to nominate one or more persons for election as a director at an annual meeting must comply with Section 3.4 of these Bylaws for such nomination or nominations to be properly brought before such meeting.

Section 2.6 Notice of Meetings. Unless otherwise required by law or the Articles of Incorporation, notice of every annual and special meeting of shareholders shall state the date, hour, place and purpose of such meeting, and in the case of special meetings, shall also include the name of the person or persons at whose direction the notice is being issued, and shall be given personally or sent by mail, telegraph, cablegram, telex or teleprinter at least fifteen (15) but not more than sixty (60) days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders may be given by mail, facsimile or electronic transmission to his last known address or facsimile number or by any other form of electronic transmission in the manner now or hereafter provided in Section 65 of the Marshall Islands Business Corporations Act (the “BCA”) or any other applicable provision of the BCA.

Section 2.7 Waiver of Notice. A written waiver of any notice, signed by a shareholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of protesting prior to the conclusion of the meeting the lack of notice of such meeting.

Section 2.8 Shareholder List. The Secretary shall prepare, certify and make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order with the address of and the number of voting shares registered in the name of each. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 2.9 Quorum. Unless otherwise required by law or the Articles of Incorporation, at all meetings of shareholders there must be present either in person or by proxy shareholders of record holding at least a majority of the shares of the Corporation issued and outstanding and entitled to vote at such meetings in order to constitute a quorum, but if less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.

Section 2.10 Adjournments. Any meeting of shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that may have been transacted at the original meeting. If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each shareholder of record entitled to vote at the meeting. If the adjournment is for more than thirty (30) days, or if after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice in Section 2.6 of this Article II.

Section 2.11 Vote Required. At any meeting of shareholders at which a quorum is present, all matters shall be decided by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote, unless the matter is one for which, by express provision of statute, of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the determination of such matter.

Section 2.12 Voting. Except as otherwise provided by the Articles of Incorporation, every shareholder shall have one vote for each share registered in his name. Each shareholder may exercise such voting right either in person or by proxy, provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date such proxy was authorized unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in the law of the Marshall Islands to support an irrevocable power. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 2.13 Action by Shareholders Without a Meeting. Any action required or permitted to be taken by the shareholders of the Corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of shareholders, and may be stated as such in any articles or documents filed with a Registrar of Corporations.

The consent shall be delivered to the Corporation by delivery to its registered office in the Marshall Islands, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Section 2.14 Fixing of Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than fifteen (15) days prior to the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III

DIRECTORS

Section 3.1 Powers. The Board of Directors shall have the powers set forth in the Articles of Incorporation.

Section 3.2 Number and Class. The number of persons constituting the Board of Directors shall be as set forth in the Articles of Incorporation.

Section 3.3 Election. Directors shall be elected in the manner set forth in the Articles of Incorporation.

Section 3.4 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred shares of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholders of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.4 and on the record date for the determination of shareholder entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.4.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders.

To be in proper written form, a shareholder’s notice to the Secretary must set forth; (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person and persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.4. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 3.5 Resignations. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect after receipt of the applicable notice of resignation by the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation at the time specified in such notice or, if no time is specified, immediately upon receipt of such notice by the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.6 Removal. Directors shall be removed in the manner set forth in the Articles of Incorporation.

Section 3.7 Vacancies. Vacancies shall be filled in the manner set forth in the Articles of Incorporation.

Section 3.8 Chairman of the Board. The directors shall elect one of their members to be Chairman of the Board. The Chairman of the Board shall perform such duties as may from time to time be assigned by the Board. The Chairman of the Board shall be subject to the control of and may be removed from such office by the Board.

Section 3.9 Annual Meetings. The Board of Directors shall meet for the election of officers and the transaction of other business as soon as practicable after each annual meeting of the shareholders, and/or at such time and place as specified in the notice for the meeting. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 3.10 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the Republic of the Marshall Islands, as shall from time to time be determined by Board of Directors resolution or by consent in writing of all the directors.

Section 3.11 Special Meetings. Special meetings of the Board of Directors may be called only by the Chairman or by resolution of the Board of Directors. Special meetings of the board of directors shall be held at the time and place, in or outside the Republic of the Marshall Islands, specified in the notices thereof.

Section 3.12 Notice of Special Meeting . Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each director at least forty-eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a director if given to him personally (including by telephone) or if such notice be delivered to such director by mail, facsimile or electronic transmission to his last known address or facsimile number. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him.

Section 3.13 Quorum. At all meetings of the Board of Directors, a majority of the directors at the time in office, present in person or by conference telephone, shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.14 Organization. Meetings shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by such other person as the directors may select. The Board shall keep written minutes of its meetings. The Secretary of the Corporation shall act as Secretary of the meeting, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

Section 3.15 Voting. Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, all matters presented to the Board (or a committee thereof) shall be approved by a vote of the majority of the directors, present in person or by conference telephone, at any meeting of the Board (or such committee) at which a quorum is present.

Section 3.16 Action By Directors Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, whenever the vote of the directors at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation or of these Bylaws, the meeting and vote of the directors may be dispensed with if all the directors who would be entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken.

Section 3.17 Directors’ Meeting by Conference Telephone. Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at a meeting.

Section 3.18 Compensation. The Board of Directors shall have the authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.

Section 3.19 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of the Board of Directors as defined in Section 55 of the BCA, by unanimous vote of the disinterested directors; or (ii) the material facts as to his or her relationship or interest and as to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE IV

COMMITTEES

Section 4.1 Constitution and Powers. Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, the Board may, by resolution adopted by a majority of the Board, designate one or more committees (in addition to the mandatory Standing Committees set forth in Section 4.2). Each committee shall consist of one or more directors of the Corporation and the composition of each such other committee shall be in compliance with the applicable Requirements. With respect to all Board Committees (including Standing Committees), the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. With respect to all Board Committees (including Standing Committees), in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Any committee (including any Standing Committee), to the extent permitted by law (including the Requirements) and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Each committee (including each Standing Committee) shall keep regular minutes and report to the Board of Directors when required.

Section 4.2 Standing Committees. The Board of Directors shall have the following standing committees: (a) an Audit Committee, and (b) a Compensation Committee (together, the “Standing Committees”), and such other committees as may be required from time to time by the stock exchange listing requirements (the “Requirements”). The Audit Committee and the Compensation Committee (and such other Standing Committee as may be mandated by the Requirements) shall be composed entirely of “independent directors” within the meaning of the Requirements applicable to such committee. Except as may be required by the Requirements, each Standing Committee shall consist of three (3) (or such greater number as the Board of Directors may designate) directors, and the composition of each such Standing Committee shall be in compliance with the applicable Requirements. Each Standing Committee shall have a written charter, which shall be approved by the Board of Directors and state the purpose and authority of such committee. Standing Committee charters shall be reviewed annually to reflect the activities of the respective committees, changes in applicable Requirements and other relevant considerations, and proposed revisions to such charters shall be approved by the Board of Directors.

ARTICLE V

OFFICERS

Section 5.1 Officers. The Board shall elect a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Controller and a Secretary. The Chairman of the Board and the Chief Executive Officer shall be or become Directors. The Board may elect from time to time such other officers as, in the opinion of the Board, are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person unless otherwise prohibited by law, the Articles of Incorporation or these Bylaws; and provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation of the Corporation or these Bylaws to be executed, acknowledged or verified by two or more officers.

Section 5.2 Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of the shareholders and of the Board. The Chairman of the Board may enter into and execute in the name of the Corporation powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. In addition, the Chairman of the Board shall perform such other duties as may from time to time be assigned by the Board. The Chairman of the Board may or may not be a senior officer of the Corporation. The Chairman of the Board shall not be an executive director, unless so specified by his appointment to an additional office within the Corporation.

Section 5.3 Chief Executive Officer. The Chief Executive officer shall have supervisory authority over the business, affairs and property of the Corporation, and over the activities of the executive officers of the Corporation. The Chief Executive Officer may enter into and execute in the name of the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. The Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer, shall have such other authority and perform such other duties as may from time to time be assigned by the Board and shall report directly to the Board. If so elected by the Board, the Chairman of the Board may be the Chief Executive Officer.

Section 5.4 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may from time to time be assigned by the Chief Executive Officer or the Board. Without limiting the generality of the foregoing, the Chief Financial Officer may sign and execute contracts and other obligations pertaining to the regular course of his or her duties which implement policies established by the Board.

Section 5.5 Chief Operating Officer. The Chief Operating Officer, if elected, shall have general supervision of the daily business, affairs and property of the Corporation. The Chief Operating Officer shall have all authority incident to the office of Chief Operating Officer, and shall have such other authority and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board.

Section 5.6 Vice Presidents. The Vice Presidents, if elected, shall have such powers and shall perform such duties as may from time to time be assigned to them by the Chief Executive Officer or the Board. Without limiting the generality of the foregoing, Vice Presidents may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of their duties which implement policies established by the Board.

Section 5.7 Treasurer. If elected, the Treasurer shall, if required by the Chief Executive Officer or the Board, give a bond for the faithful discharge of duties, in such sum and with such sureties as may be so required. Unless the Board otherwise declares by resolution, the Treasurer shall have custody of, and be responsible for, all funds and securities of the Corporation; receive and give receipts for money due and payable to the Corporation from any source whatsoever; deposit all such money in the name of the Corporation in such banks, trust companies or other depositories as the Board may designate; against proper vouchers, cause such funds to be disbursed by check or draft on the authorized depositories of the Corporation signed in such manner as shall be determined by the Board, and be responsible for the accuracy of the amounts of all funds so disbursed; regularly enter or cause to be entered in books to be kept by the Treasurer or under the Treasurer’s direction, full and adequate accounts of all money received and paid by the Treasurer for the account of the Corporation; render to the Board, any duly authorized committee of the Board of Directors or the Chief Executive Officer, whenever they or any of them, respectively, shall require the Treasurer to do so, an account of the financial condition of the Corporation and of all transactions of the Treasurer; and, in general, have all authority incident to the office of Treasurer and such other authority and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall have such other duties and have such other powers as the Board may from time to time prescribe.

Section 5.8 Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may from time to time be assigned by the Chief Executive Officer, or the Chief Financial Officer of the Board.

Section 5.9 Secretary. The Secretary shall act as Secretary of all meetings of the shareholders and of the Board; shall keep the minutes thereof in the proper book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation in connection with meetings of shareholders and of the Board are duly given; shall be the custodian of the seal of the Corporation and shall affix the seal or cause it or a facsimile thereof to be affixed to all certificates for stock of the Corporation and to all documents or instruments requiring the same, the execution of which on behalf of the Corporation is duly authorized in accordance with the provisions of these Bylaws; shall have charge of the stock records and also of the other books, records and papers of the Corporation relating to its organization and acts as a corporation, and shall see that the reports, statements and other documents related thereto required by law are properly kept and filed, all of which shall, at all reasonable times, be open to the examination of any director for a purpose reasonably related to such director’s position as a director; and shall, in general, have all authority incident to the office of Secretary and such other authority and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board.

Section 5.10 Assistant Treasurers, Assistant Controllers and Assistant Secretaries. Any Assistant Treasurers, Assistant Controllers and Assistant Secretaries, if elected, shall perform such duties as from time to time shall be assigned to them by the Chief Executive Officer or the Board or by the Treasurer, Controller or Secretary, respectively. An Assistant Treasurer, Assistant Controller or Assistant Secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

Section 5.11 Removal. Any officer may be removed, either with or without cause, by the Board at any meeting thereof or by any superior officer upon whom such power may be conferred by the Board.

Section 5.12 Resignation. Any officer may resign at any time by giving notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation in writing or by electronic transmission. Any such resignation shall take effect at the time therein specified or if no time is specified, immediately. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.13 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled at any time by the Board, or if such officer was appointed by the Chief Executive Officer, then by the Chief Executive Officer.

Section 5.14 Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board, the Chief Financial Officer or the Treasurer, with approval of the Chief Executive Officer may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as the Chief Executive Officer shall deem necessary or appropriate; provided, however, that payments from such bank accounts are to be made upon and according to the check of the Corporation as shall be specified in the written instructions of the Chief Financial Officer or the Treasurer or Assistant Treasurer of the Corporation with the approval of the Chief Executive Officer.

ARTICLE VI

FORM OF SHARES; ISSUANCE OF SHARES; SHARE CERTIFICATES

Section 6.1 Registered Form. The shares shall be represented by certificates in form meeting the requirements of law and approved by the Board of Directors. Certificates shall be signed by the Chief Executive Officer or a Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer. These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employees.

Section 6.2 Terms and Conditions of Issuance. Subject to the terms of the Articles of Incorporation, shares of the Corporation may be issued at such times, for such considerations and on such terms as may be established from time to time by the Board of Directors in its sole discretion without the approval of the shareholders.

Section 6.3 Number of Shares Represented by Certificates. Share certificates may be issued to represent more than one share. If shares held by a shareholder are represented by one share certificate, and if such shareholder disposes of part of his or her shares, such shareholder shall be entitled to request the issuance of a share certificate representing such shareholder’s remaining shares.

ARTICLE VII

LOST AND MUTILATED CERTIFICATES

If any shareholder can prove to the satisfaction of the Board of Directors or any transfer agent or registrar of the Corporation, that any share certificate has been mutilated, mislaid or destroyed, then, at such shareholder’s written request, a duplicate may be issued by the Board of Directors or any transfer agent or registrar of the Corporation on such terms and conditions as the Board of Directors may deem fit. Upon the issuance of the duplicate share certificate (on which it shall be noted that such certificate is a duplicate), the original share certificate shall be null and void vis-à-vis the Corporation. A mutilated share certificate may be exchanged for a duplicate certificate upon delivery of the mutilated certificate to the Board of Directors or any transfer agent or registrar of the Corporation.

ARTICLE VIII

SHAREHOLDERS REGISTER; TRANSFER OF SHARES; NOTICES

Section 8.1 Shareholders Register. The Board of Directors, or registrar or transfer agent designated pursuant to Section 8.5, shall keep a shareholders register (the “Register”), which contains the names and addresses of all registered shareholders, the number and class of shares held by each shareholder, and the dates when the shareholders became owners of record. The Board of Directors shall regularly maintain the Register, including the registration in the Register of any issue, transfer and cancellation of shares.

Section 8.2 Addresses to be Furnished, Etc. Each shareholder is required to provide his or her address to the Corporation. The Corporation shall be entitled for all purposes to rely on the name and address of the aforementioned persons as entered in the Register. Such person may at any time change his or her address as entered in the Register by means of a written notification to the Corporation at its principal office, or any transfer agent or registrar of the Corporation.

Section 8.3 Access to Register. At the request of a shareholder, the Board of Directors shall furnish an extract of the Register, free of charge, insofar as it relates to such person’s interest in a share.

Section 8.4 Location of Register. The Register shall be kept by the Board of Directors at the Corporation’s principal office, or by a registrar or transfer agent designated thereto by the Board of Directors at such other location as it may deem fit. In case the Register is kept at any location other than the Corporation’s principal office, then the registrar or transfer agent shall be obligated to send to the principal office of the Corporation a copy thereof from time to time. In case a registrar or transfer agent is appointed by the Board of Directors, then such registrar or transfer agent shall be authorized and, as the case may be, obligated to exercise the rights and fulfill the obligations set out in this Article with respect to the Register.

Section 8.5 Transfer of Shares. The transfer of shares shall be effected (i) by serving upon the Corporation in the manner prescribed by law, an instrument of transfer, or (ii) by written acknowledgment by the Corporation of the transfer, which acknowledgment shall be signed on behalf of the Corporation by or on behalf of the Board of Directors or by the registrar or transfer agent of the Corporation. In case a share certificate is outstanding, the written acknowledgment by the Corporation of the transfer of a share, including any limited rights thereon, can only be made by an endorsement of the transfer on such share certificate. In that case, the transferor or transferee of a share shall present such share certificate to the Corporation, or its registrar or transfer agent, for acknowledgment of the transfer on behalf of the Corporation to be made thereon. In case no share certificate has been issued, the registration of the transfer of a share in the Register shall have the effect of a written acknowledgment by the Corporation of such transfer of a share. This Section shall also apply in the case of an allocation of shares resulting from a division and partition of any community property.

ARTICLE IX

BOOKS AND RECORDS

Section 9.1 Books of Account. The Board of Directors shall cause to be kept proper records of account with respect to all transactions of the Corporation and in particular with respect to:

(i) all sums of money received and expended by the Corporation and the matters in respect of which the receipt and expenditure relates;

(ii) all sales and purchases of goods by the Corporation; and

(iii) all assets and liabilities of the Corporation.

Section 9.2 Minutes. The Board of Directors shall cause minutes to be duly entered in the books provided for the purpose:

(i) of all elections and appointments of Officers;

(ii) of the names of the Directors present at each meeting of the Board of Directors and of any committee appointed by the Board of Directors; and

(iii) of all resolutions and proceedings of general meetings of the Board of Directors and meetings and committees appointed by the Board of Directors.

Section 9.3 Place Where Books of Account and Minutes are Kept. The Corporation shall maintain its books of account and minutes at its registered office, or subject to the provisions of the BCA, at such other place as the Board of Directors deems fit.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Term of Financial Year. The financial year of the Corporation shall run from the first day of January of each year up to and including the last day of December of such year.

Section 10.2 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Marshall Islands.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 10.3 Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10.4 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the BCA or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 10.5 Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE XI

AMENDMENTS

Section 11.1 By the Shareholders. These Bylaws may be amended by the affirmative vote of the holders of not less than 80% of the outstanding Class A Common Shares and Class B Common Shares entitled to vote, voting as a single class, at any annual or special meeting of shareholders at which a quorum is present or represented.

Section 11.2 By the Directors. These Bylaws may, subject to provisions of applicable law, be adopted, amended and repealed without a vote of the shareholders by the affirmative vote of a majority of the Board of Directors at any meeting of the Board at which a quorum is present, except that the provisions of Section 11.1 may be amended only by the affirmative vote of holders of not less than 80% of the outstanding Class A Common Shares and Class B Common Shares entitled to vote, voting as a single class at any annual or special meeting of the shareholders at which a quorum is present or represented.